Hasbro, Inc.
2026 Performance Rewards Program
January 1, 2026

Hasbro, Inc.
Performance Rewards Program
1.0     Background

1.1Performance Rewards Program (“PRP”)
Establishes standard criteria to determine PRP eligibility and overall company or business objectives.

Provides guidelines for the establishment of target incentive awards.

    The following describes the various plans that are funded pursuant to the PRP.
Total Hasbro Plan- Funding under the PRP for eligible employees identified pursuant to Section 1.5 is based on the performance of Hasbro, Inc. and its subsidiaries (the “Company”). Specifically, in 2026, the Total Hasbro Plan is based on the Company’s achievement of Net Revenue and Operating Profit Dollars against specified targets.
Business Unit Plans - Funding under the PRP for eligible employees identified pursuant to Section 1.5 will be based on the performance of the Company and the applicable business unit of the Company. For purposes of this document, each of the following is referred to as a “Business Unit” or a “BU”:

1.Wizards
2.Toys & Games (“T&G”)
3.Licensing & Entertainment (“L&E”)

In 2026, the Wizards and L&E Business Unit Plans are based on the achievement of the applicable business unit’s Net Revenue and Operating Profit Dollars against specified targets, and the achievement of Hasbro’s Operating Profit Dollars against specified targets. The T&G business unit plan is based on achievement of Toys, Games, Licensing & Entertainment (“TGLE”) Net Revenue and Toys & Games (“T&G”) Operating Profit Dollars against specified targets.

1.2Purpose

The Company has established this PRP for the purpose of providing annual incentive compensation to those employees who contribute significantly to the growth and success of the Company’s business; to attract and retain, in the employ of the Company, individuals of outstanding ability; and to align the interests of employees with the interest of the Company’s shareholders.
1.3General Guideline

No employee has any legal entitlement to participate in the PRP or receive an incentive award under the PRP.

1.4Scope

The PRP is applicable to eligible employees of the Company.
1.5Eligibility

Management shall determine, in its sole discretion, those employees whose duties and responsibilities contribute significantly to the growth and success of the Company’s business and are eligible to participate in the PRP. Eligibility to participate in the PRP does not guarantee the receipt of an incentive award under the PRP. Unless otherwise required by law or determined by management, if an employee is eligible to participate in the PRP and/or any other annual incentive (or similar) plan implemented from time to time by the Company, such employee may only participate in one plan at the same time, as determined by the Company in its sole discretion.
Eligible employees will be assigned to the Total Hasbro Plan or a Business Unit Plan for an employee’s applicable Business Unit, in each case at the Company’s sole discretion. Eligible employees selected to participate in either the Total Hasbro Plan or one of the Business Unit Plans are referred to herein as “participants.”

1.6Incentive Award Levels
1.7Target Incentive Award

Except as otherwise determined by the Company, target incentive awards are expressed as a percentage of earned base salary for the PRP year. For purposes of this PRP, earned base salary means all base compensation for the participant for the fiscal year, which base compensation shall (A) include all base compensation amounts deferred into the Company’s retirement savings plan (but excluding any matching or Company contributions made to such plan on the participant’s behalf), the Company’s Non-Qualified Deferred Compensation Plan and/or any similar successor plans for the fiscal year and (B) exclude, where allowed by law, any bonus, any equity grants or other benefits for the fiscal year. Target incentive awards may be determined by job level, previously determined percentage of earned base salary, or a previously determined fixed percentage or amount. Target incentive awards may also vary by region or Business Area.

1.8Maximum Incentive Award

Under the PRP, the maximum incentive award for participants is 300% of the target incentive award.

3.0    Measures of Performance

•Total Hasbro - PRP funding for the Total Hasbro Plan is based 100% on Total Hasbro Financial Metrics performance.

•Business Unit Plans

oWizards and L&E- PRP funding is based 80% on the applicable Business Unit Financial Metrics performance and 20% on Hasbro Operating Profit Dollars.
oT&G- PRP funding is based 100% on the applicable Business Unit Financial Metrics performance. Funding for the T&G business unit plan is based 30% on achievement of Toys, Games, Licensing & Entertainment (“TGLE”) Net Revenue and 70% on Toys & Games (“T&G”) Operating Profit Dollars against specified targets.
1.1Establishing Total Hasbro or Business Unit Performance Metrics and Targets
In the first quarter of the PRP year, the Company’s senior management will establish performance metrics and the level of target performance for the year associated with each of the performance metrics for the Total Hasbro Plan and the various Business Unit Plans. Those performance metrics and target levels are reviewed and approved by the Company’s Chief Executive Officer (“CEO”) and,

with respect to any plan in which a Section 16 Officer of the Company participates, by the Company’s Board of Directors (“Board”) or the Compensation and Talent Committee of the Board (the “Compensation and Talent Committee”).
1.2Total Hasbro Performance Metrics

Total Hasbro Performance is measured by Hasbro Net Revenue and Hasbro Operating Profit Dollars. Net Revenue and Operating Profit Dollars performance is determined by individually assessing Total Hasbro Performance against the goals for each metric, applying the performance scale and weighting each metric. The results of each metric are then summed to determine the overall payout factor.

The weightings and definitions of the Total Hasbro Financial Metrics are:

Metric	Definition	Weighting

Net Revenue	Third party gross sales (after returns) less sales allowances, plus third-party royalty income, digital gaming revenue, and entertainment revenue	50%

Operating Profit Dollars	Total earnings from operations excluding non-operating costs, interest expenses or income tax related charges, and other management agreed non-GAAP adjusted charges	50%

1.3Business Unit Performance Metrics

Wizards and L&E Business Unit performance is measured by BU Net Revenue, BU Operating Profit Dollars and Total Hasbro Operating Dollars. BU Performance is determined by individually assessing each metric against the goals for the metric, applying the performance scale and weighting each metric. The results of each metric are then summed to determine the overall BU payout factor.

The weightings and definitions for the Wizards and L&E Business Unit Financial metrics are:

Metric	Definition	Weighting

Business Unit Net Revenue	As applicable for the respective Business Unit: Third party gross sales (after returns) less sales allowances, plus third-party royalty income, digital gaming revenue, and entertainment revenue	40%

Business Unit Operating Profit Dollars	As applicable for the respective Business Unit: Total earnings from operations excluding non-operating costs, interest expenses or income tax related charges, and other management agreed non-GAAP adjusted charges	40%
Hasbro Operating Profit Dollars	Total earnings from operations excluding non-operating costs, interest expenses or income tax-related charges, and other management agreed non-GAAP adjusted charges	20%

T&G Business Unit performance is measured by TGLE Net Revenue and T&G Operating Profit Dollars. BU Performance is determined by individually assessing each metric against the goals for the metric, applying the performance scale and weighting each metric. The results of each metric are then summed to determine the overall BU payout factor.

The weightings and definitions for the T&G Business Unit Financial metrics are:

Metric	Definition	Weighting

TGLE Net Revenue	As applicable for the respective Business Unit: Third party gross sales (after returns) less sales allowances, plus third-party royalty income, digital gaming revenue, and entertainment revenue	30%

T&G Operating Profit Dollars	As applicable for the respective Business Unit: Total earnings from operations excluding non-operating costs, interest expenses or income tax related charges, and other management agreed non-GAAP adjusted charges	70%

4.0     Development of Funding Pools

After the end of the fiscal year, the actual performance for Total Hasbro and each of the Business Units will be calculated (based on Total Hasbro and the respective Business Unit’s performance against the target goals established for each financial metric as of fiscal year-end) and approved by the Company’s Chief Executive Officer, Chief Financial Officer & Chief Operating Officer, and EVP & Chief People Officer.
The performance scales for the financial metrics for the Total Hasbro Plan and Business Unit Plans, as applicable, are as follows:

Total Hasbro:

Metric	Weight	Category	Performance Ranges
			Minimum	Target	Maximum
Total Hasbro Net Revenue	50%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
Total Hasbro Operating Profit Dollars	50%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%

Wizards of the Coast:

Metric	Weight	Category	Performance Ranges
			Minimum	Target	Maximum
Wizards Net Revenue	40%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%
Wizards Operating Profit Dollars	40%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%
Total Hasbro Operating Profit Dollars	20%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%

Toys & Games:

Metric	Weight	Category	Performance Ranges
			Minimum	Target	Maximum
TGLE Net Revenue	30%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
T&G Operating Profit Dollars	70%	% Achievement	67%	100%	153%
		Payout Range	50%	100%	200%

Licensing & Entertainment:

Metric	Weight	Category	Performance Ranges
			Minimum	Target	Maximum
L&E Net Revenue	40%	% Achievement	90%	100%	110%
		Payout Range	50%	100%	200%
L&E Operating Profit Dollars	40%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%
Total Hasbro Operating Profit Dollars	20%	% Achievement	90%	100%	115%
		Payout Range	50%	100%	200%

In the event that achievement for a financial performance metric is between threshold performance and target performance or between target performance and maximum performance, the applicable funding pool scale percentage, applicable to each PRP plan, will be applied. The performance scales for the Total Hasbro and each Business Unit plan are included in the appendix to this document.
In the case of the Total Hasbro Plan and each of the Business Unit Plans, the financial performance metric must achieve threshold performance, or no award is payable under that metric before the performance scale is applied to the applicable metric. The failure of one financial metric to achieve threshold performance does not impact the other financial metric; provided, however, that for funding to occur at least one financial metric must achieve threshold performance.

The payout attributable to each performance metric will be weighted and added to arrive at the overall achievement which determines the funding pool.
An illustrative example of the development of a funding pool for the Total Hasbro Plan is as follows:

If Total Hasbro achieves Net Revenue of 100% of target (which results in 100% funding) and Operating Profit Dollars of 90% of target (which results in 50% funding), then the aggregate weighted achievement for the Total Hasbro Plan would be 75%, calculated as follows:

Metric	Weight		Funding %		Weighted Funding %
Total Hasbro Net Revenue	50%	x	100%	=	50%
Total Hasbro Operating Profit Dollars	50%	x	50%	=	25%
Final Weighted PRP Performance Factor				=	75%

Illustrative examples of the development of a funding pool for each of the Business Unit Plans are as follows:

If the Wizards Business Unit achieves Net Revenue of 100% of target (which results in 100% funding), and Operating Profit Dollars of 115% of target (which results in 200% funding), the aggregate weighted achievement for the Business Unit component of the Wizards Plan would be 120%, combined with Hasbro Operating Profit Dollars component of 90% of target (which results in 50% funding), would be 130%, calculated as follows:

Metric	Weight		Funding %		Weighted Funding %
Wizards Net Revenue	40%	x	100%	=	40%
Wizards Operating Profit Dollars	40%	x	200%	=	80%
Hasbro Operating Profit Dollars	20%	x	50%	=	10%
Final Weighted PRP Performance Factor				=	130%

If the T&G Business Unit achieves TGLE Net Revenue of 85% of target (which is below the 90% threshold) and T&G Operating Profit Dollars of 100% of target (which results in 100% funding), the funding pool will be determined solely by the T&G Operating Profit Dollars component of the Plan.

Metric	Weight		Funding %		Weighted Funding %
TGLE Net Revenue	30%	x	0%	=	0%
T&G Operating Profit Dollars	70%	x	100%	=	70%
Final Weighted PRP Performance Factor				=	70%

If the L&E Business Unit achieves Net Revenue of 90% of target (which results in 50% funding), and Operating Profit Dollars of 100% of target (which results in 100% funding), the aggregate weighted achievement for the Business Unit component of the L&E Plan would be 60%, combined with the Hasbro Operating Profit Dollars component of 90% of target (which results in 50% funding), would be 70%, calculated as follows:

Metric	Weight		Funding %		Weighted Funding %
L&E Net Revenue	40%	x	50%	=	20%
L&E Operating Profit Dollars	40%	x	100%	=	40%
Hasbro Operating Profit Dollars	20%	x	50%	=	10%
Final Weighted PRP Performance Factor				=	70%

Once all the Business Unit results have been calculated, the funding pool of each respective Business Unit is developed.

4.1     Funding Pools

The Company calculates the Total Hasbro Plan funding pool based on the Company’s Performance through the end of the fiscal year against the applicable performance targets (“Total Hasbro Plan Funding Pool”). The Company calculates the funding pool for the Business Unit Plans based on Business Unit performance through the end of the fiscal year against applicable financial performance targets for the respective Business Unit and performance against Hasbro Operating Profit Dollars (the “Business Unit Funding Pool”) in the case of the Wizards of the Coast and Licensing & Entertainment Business Unit Plans. The funding pool for the T&G BU plan is based on BU performance through the end of the fiscal year against TGLE net revenue targets and T&G operating profit dollar targets. The aggregate pool for all Business Unit Plans and, together with the Total Hasbro Plan Funding Pool, is referred to hereinafter as the “Funding Pool”.
The CEO and the Compensation and Talent Committee reserve the right to alter the Funding Pool after year end, but prior to the actual payment of awards to participants in the PRP.

    4.2     High Performer Pool

    Following the end of the year, but prior to the payment of all awards under the PRP, management of the Company, in its sole discretion, may determine to reward high-performing Company employees through an additional funding pool (the “High Performer Pool”). Funding of the High Performer Pool is determined by overall Company or Business Unit performance and affordability. The aggregate amount of the High Performer Pool is subject to Compensation and Talent Committee approval.

    4.3     Total Awards Under the PRP

The aggregate of all incentive awards under the PRP shall consist of the sum of the Funding Pool and the High Performer Pool.

    4.4.     Management Review

Payment of any incentive award to an employee is subject to management’s review and discretion. For purposes of the PRP, management has the ability to review the proposed payout of any incentive award under the PRP to an eligible employee and to determine whether such proposed incentive award should be adjusted based on the participant’s performance, contributions to the organization, or any other factor not prohibited by applicable law. In completing this review, management has the option of providing a zero-value incentive award to the employee regardless of Total Hasbro or Business Unit performance. For participants that do not receive an incentive award or that receive a reduced incentive award, the portion of such employee’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to other PRP participants in the manner determined by management.
5.0     Removals, Transfers, Terminations, Promotions and Hiring Eligibility

    Except to the extent applicable legal requirements or the terms of an employment agreement mandate a different result, the following scenarios will be addressed under the PRP in the manner set forth below.
5.1     Participants whose employment with the Company is terminated because of retirement or disability:

(i)After the close of the PRP year, but prior to the actual distribution of incentive awards for such year, may be awarded an incentive award for the plan year at the discretion of the EVP and Chief People Officer. For any such participant who is not given an incentive award, the portion of such person’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to PRP participants in the manner determined by management.

(ii)After the beginning, but prior to the close of the PRP year, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer.
5.2     Participants whose employment with the Company is terminated because of death:
(i)After the close of the PRP year, but prior to the actual distribution of awards for such year, shall be awarded an incentive award. Such payment will be made to the deceased employee’s estate.

(ii)After the beginning, but prior to the close of the PRP year, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer. Any such payments will be made to the deceased employee’s estate.
5.3    Participants who resign for any reason during the PRP year or after the close of the PRP year, but prior to the distribution of incentive awards for such year, will not receive an incentive award for any PRP year. For any such employee, the portion of such person’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to PRP participants in the manner determined by management.
5.4    Participants who are terminated from the employ of the Company or any of its subsidiaries for cause or for any offense involving moral turpitude or an offense involving breach of the fiduciary duty owed by the individual to the Company will not be entitled to an incentive award for any PRP year. For any such employee, the portion of such person’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to PRP participants in the manner determined by management.
5.5    Participants who are terminated from the employ of the Company or any of its subsidiaries due to any reason other than the ones enumerated above, including, without limitation, employees who are discharged due to job elimination:

(i)After the close of the PRP year, but prior to the actual distribution of incentive awards for such year, may be awarded an incentive award. No award shall be granted unless required by applicable law or authorized at the discretion of the EVP and Chief People Officer. For any such employee who is not given an incentive award, the portion of such person’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to PRP participants in the manner determined by management.

(ii)After the beginning, but prior to the close of the PRP year, the employee is no longer eligible for that year. However, a discretionary incentive award may be granted if required by law or at the discretion of the EVP and Chief People Officer.

5.6     Participants under statutory or contractual notices:
(i)At the end of the fiscal year, except as may be required by contract or applicable law, no award shall be granted unless authorized at the discretion of the EVP and Chief People Officer. For any such employee who is not given an incentive award, the portion of such person’s potential incentive award that might have been reflected in the Funding Pool will remain in the Funding Pool and be allocated to PRP participants in the manner determined by management.

(ii)Which ends prior to the close of the PRP year, shall not be eligible for an incentive award for that plan year except as may be required by contract or applicable law. However, a discretionary incentive award may be granted by the EVP and Chief People Officer.
5.7    Participants transferred during the PRP year from one division of the Company to another where such transfer results in the participant being assigned to different plans during the same PRP year (e.g., from the Total Hasbro Plan to a Business Unit Plan; from a Business Unit Plan to the Total Hasbro Plan; or from a Business Unit Plan to a different Business Unit Plan), will be eligible to receive an incentive award (subject to achievement of the requisite performance) through the plan associated with such employee’s position on or before October 1st of the PRP plan year, but the award amount may be based on the performance of the respective plans associated with the employee’s positions during the same PRP year, in such amount and in such manner as determined in the sole discretionary of the EVP and Chief People Officer.
5.8    Employees hired during the PRP year must be actively employed on or before October 1st or another date designated by the EVP and Chief People Officer of the PRP year to participate in the PRP for that PRP year. Incentive awards will be made based upon the employee's earned base salary during the period of their employment with the Company during the PRP year.

5.9    The eligibility for an incentive award under the PRP for employees who remain employed with the Company during the PRP year but whose change in employment status through promotion or reclassification affects their level of participation:
(i)If the promotion or reclassification occurs prior to October 1st or another date designated by the EVP and Chief People Officer, of the PRP year, the eligible employee will participate at the level consistent with the promotion or reclassification.
(ii)If the promotion or reclassification occurs after October 1st or another date designated by the EVP and Chief People Officer, but prior to the close of the PRP year, the eligible employee will participate at the level consistent with their classification prior to the promotion or reclassification.
5.10 The eligibility for an incentive award under the PRP for employees who remain employed with the Company during the PRP year but whose change in employment status through demotion affects their level of participation will be determined by the applicable employment contract, signed agreement between the Company and the eligible employee or in the sole discretion of the EVP and Chief People Officer.

Administration of the PRP
6.0 Amendments to the PRP (Contingency Clause)

The CEO and the Compensation and Talent Committee reserve the right to interpret, amend, modify, or terminate the PRP in accordance with changing conditions at any time in their sole discretion.
6.1 Incentive Award Distribution

Incentive awards, when payable, shall be paid as near to the close of the Company’s fiscal year as may be feasible. Participants in the PRP must be employed at the time of award distribution in order to receive an incentive award, except as otherwise provided herein.
No individual has the right to receive an incentive award until it has been approved and distributed in accordance with the provisions of the PRP.
6.2 Non-Assignment of Awards

Participants eligible to receive incentive awards shall not have any right to pledge, assign, or otherwise dispose of any unpaid or projected awards.
6.3 Deferral of Awards

Participants eligible to defer incentive awards through the Deferred Compensation Program (DCP) may elect to do so during the annual DCP enrollment.

6.4 Clawback of Awards

By accepting any incentive award under the Plan, the participant acknowledges and agrees that any incentive compensation the participant is awarded is subject to the Hasbro, Inc. Clawback Policy, as it may be amended from time to time by the Board. Such acknowledgement and agreement is a material condition to receiving any incentive award under the Plan, which would not have been awarded to the participant otherwise.
6.5 Stock Ownership

Additionally, the participant acknowledges and agrees that if the participant is now, or becomes subject in the future to, the Hasbro, Inc. Executive Stock Ownership Policy, as it may be amended from time to time by the Board (the

“Stock Ownership Policy”), then the receipt of any incentive award under the PRP is contingent upon the participant’s compliance with the terms of the Stock Ownership Policy, including without limitation, the requirement to retain an amount equal to at least 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted until the Participant’s applicable requirement levels are met. Failure to comply with the Stock Ownership Policy may, in the Company’s sole discretion, result in the reduction or total elimination of any incentive award that otherwise might be payable under the PRP and/or result in the Company determining to substitute other forms of compensation, such as equity, for any award the participant otherwise might have received under the PRP.